UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 10, 2012

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3230 Scott Boulevard, Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, Advanced Analogic Technologies Incorporated, a Delaware corporation, (“AATI”) entered into an Agreement and Plan of Merger on May 26, 2011 and an Amendment No. 1 to the Agreement and Plan of Merger on November 30, 2011 (as amended, the “Merger Agreement”) with Skyworks Solutions, Inc., a Delaware corporation (“Skyworks”), and PowerCo Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Skyworks (“Offeror”), pursuant to which, and upon the terms and subject to the conditions thereof, Offeror commenced a cash tender offer on December 9, 2011 to acquire all of the outstanding shares of AATI’s common stock, par value $0.001 per share (the “Common Stock” or “Shares”) for a purchase price of $5.80 per share, net to the holder thereof in cash, without interest and subject to any applicable withholding taxes (such amount, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 9, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”).

Following the expiration of the initial offering period of the Offer at 12:00 midnight, Eastern Standard Time, on Monday, January 9, 2012, Offeror accepted for payment all Shares validly tendered and not properly withdrawn prior to the expiration of the Offer (including Shares tendered by notice of guaranteed delivery) in accordance with the terms and subject to the conditions of the Offer which was initially estimated by the depositary to be 42,861,222 million Shares, representing approximately 96.7% of the then-outstanding Shares, which included approximately 5,096,232 Shares tendered in the Offer pursuant to guaranteed delivery instructions. On January 12, 2012, 1,002,616 Shares tendered under guaranteed delivery instructions were not delivered. As such, Offeror had accepted for payment a total of 41,858,606 Shares, representing approximately 92.74% of AATI’s outstanding Shares at the effective time of the Merger (as defined below).

Based on the per Share consideration of $5.80 and the number of Shares validly tendered and accepted for payment (including Shares tendered by notice of guaranteed delivery) at the expiration of the Offer, as of January 9, 2012, the value of the Shares purchased by Offeror in connection with the Offer was approximately $242.8 million. The funds used to purchase the Shares were provided by Skyworks from cash on hand.

On the morning of January 10, 2012, in light of the fact that the Shares tendered pursuant to guaranteed delivery procedures had not yet been received by the depositary, Offeror exercised its top-up option (the “Top-Up Option”) under the Merger Agreement as a precautionary measure to ensure it obtained a sufficient number of newly issued Shares (the “Top-Up Option Shares”) to have ownership of at least 90% of the outstanding Shares. Prior to the time the Merger was effected, a sufficient number of guaranteed delivery Shares had been received and verified by the depositary that no Top-Up Option Shares were required to enable the Merger to be effected. As such, no Top-Up Option Shares were issued, given that the Top-Up Option could only be exercised for the lesser of (i) the number of Shares that, when added to the number of Shares owned by Skyworks as of immediately prior to the exercise of the Top-Up Option, constituted one share more than ninety percent (90%) of the number of Shares then outstanding (assuming the issuance of the Top-Up Option Shares) or (ii) the aggregate of the number of Shares held as treasury shares by AATI and its subsidiaries and the number of Shares that AATI is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not reserved for issuance pursuant to the exercise of AATI stock options or AATI warrants) as of immediately prior to the exercise of the Top-Up Option.

On the afternoon of January 10, 2012, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Offeror was merged with and into AATI (the “Merger”) in accordance with the short-form merger procedures under the Delaware General Corporation Law (the “DGCL”), which allow for the completion of the Merger without a vote or any further action by the stockholders of AATI. In connection with the Merger, each outstanding Share not tendered in the Offer (other than Shares held by AATI, Skyworks, Offeror or any wholly owned subsidiary of AATI or Skyworks, and Shares held by stockholders who properly demand and perfect their dissenters’ rights under the DGCL) was converted into the right to receive an amount equal to the Offer Price, upon the terms and subject to the conditions set forth in the Merger Agreement. Following the consummation of the Merger, AATI continued as the surviving corporation and a wholly owned subsidiary of Skyworks.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 10, 2012, in connection with the Merger, AATI notified The NASDAQ Stock Market LLC (“NASDAQ”) of its intent to remove its Common Stock from listing on The NASDAQ Global Market and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (“SEC”) to delist and deregister its Common Stock. On January 10, 2012, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister AATI’s Common Stock. Upon the effectiveness of the Form 25, AATI will file with the SEC a certification on Form 15 under the Exchange Act, suspending its reporting obligations under Sections 12 and 15 of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding Share (other than Shares held by AATI, Skyworks, Offeror or any wholly owned subsidiary of AATI or Skyworks, and Shares held by stockholders who properly demand and perfect their dissenters’ rights under the DGCL) was converted into the right to receive an amount equal to the Offer Price, upon the terms and subject to the conditions set forth in the Merger Agreement. At the effective time of the Merger, holders of Shares ceased to have any rights as holders of Shares (other than their right to receive the Offer Price upon the terms and subject to the conditions of the Merger Agreement) and, accordingly, no longer have any interest in AATI’s future earnings or growth.

Item 5.01	Changes in Control of Registrant.

The information contained in Items 2.01 and 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provided that upon acceptance by Offeror of any Shares for payment pursuant to the Offer, and from time to time thereafter as Shares were accepted for payment and paid for by Offeror, Skyworks would be entitled to designate a majority of the board of directors of the Company (the “Board”) and all committees of the Board. The exact number of directors that Skyworks could designate was in proportion to the percentage of Shares that Skyworks then held, and was rounded up to the nearest whole number.

Accordingly, pursuant to the terms of the Merger Agreement, immediately following the acceptance time of the Offer on January 10, 2012, Jason L. Carlson, Thomas P. Redfern, Chandramohan Subramaniam and Richard K. Williams resigned as directors of AATI, and were replaced by David Aldrich, Donald Palette, Liam Griffin and Mark Tremallo, as designated by Skyworks (collectively, the “Skyworks Designees”).

In accordance with the Merger Agreement, at the effective time of the Merger on January 10, 2012, the directors and officers of Offeror immediately prior to the effective time, became the directors and officers of AATI, each to hold office in accordance with the Amended Certificate (as defined in Item 5.03 below) and the Amended Bylaws (as defined in Item 5.03 below). Accordingly, the new officers of AATI are as follows:

Name	Title

David J. Aldrich	Chief Executive Officer and President (principal executive officer)

Liam K. Griffin	Vice President and Chief Operating Officer (principal operating officer)

Donald W. Palette	Vice President and Chief Financial Officer (principal financial officer)

Mark V.B. Tremallo	Vice President, General Counsel and Secretary

Robert J. Terry	Assistant Secretary

Information regarding the Skyworks Designees (which includes information with respect to the new principal executive officer, principal financial officer and principal operating officer listed above that is required pursuant to Items 401(b),(d) and (e) of Regulation S-K) is hereby incorporated by reference from the Information Statement filed as part of the Solicitation/Recommendation Statement on Schedule 14D-9 by AATI on December 9, 2011.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Merger Agreement, at the effective time of the Merger on January 10, 2012, AATI’s certificate of incorporation was amended and restated (the “Amended Certificate”) in its entirety to conform substantially to Offeror’s certificate of incorporation as in effect immediately prior to the effective time of the Merger. Also on January 10, 2012, in connection with the Merger, the bylaws of AATI were amended and restated (the “Amended Bylaws”) in their entirety to conform substantially to Offeror’s bylaws as in effect immediately prior to the effective time of the Merger. The Amended Certificate and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Advanced Analogic Technologies Incorporated

3.2	Amended and Restated Bylaws of Advanced Analogic Technologies Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

/s/ David J. Aldrich
David J. Aldrich
President and Chief Executive Officer

Date: January 17, 2012

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Advanced Analogic Technologies Incorporated

3.2	Amended and Restated Bylaws of Advanced Analogic Technologies Incorporated